EXHIBIT 99.1
Sila Realty Trust, Inc.
First Quarter 2023 Results
TAMPA, FL (May 4, 2023) - Sila Realty Trust, Inc. today announced operating results for the first quarter ended March 31, 2023.
Highlights of the Quarter Ended March 31, 2023 vs. March 31, 2022
•Rental revenue was $49.6 million, an increase of 12%.
•Net income attributable to common stockholders was $14.2 million, an increase of 914%.
•Funds from operations, or FFO*, was $33.1 million, an increase of 26%.
•Core funds from operations, or Core FFO*, was $33.5 million, an increase of 12%.
•Adjusted funds from operations, or AFFO*, was $34.2 million, an increase of 18%.
•Same store cash net operating income, or same store cash NOI*, was $38.3 million, and was unchanged.
“We are pleased with the continued strong performance of the Company as evidenced by increases in FFO, Core FFO and AFFO, when compared to the first quarter of 2022,” stated Michael Seton, the Company’s President and Chief Executive Officer. “These increases are the result of the durability of the rental revenue from our same store properties combined with revenue from property acquisitions completed through skillful and thoughtful investing.
“We believe our well leased portfolio rate of 99.4% and 9.2 year weighted average remaining lease term differentiate us as a leader in the healthcare REIT industry and as the only net lease REIT solely dedicated to investing in healthcare real estate. Our balance sheet and liquidity position remain strong, and our desire to pursue a public listing on a national exchange in the future remains a top focus, conditioned upon financial market opportunity, as we strive to maximize value for our shareholders.”
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Investing and Leasing
During the quarter ended March 31, 2023, the Company sold one real estate property for $12.5 million, of which the Company received $5.0 million in cash (net proceeds of $4.7 million) and $7.5 million was structured as a note receivable. The note receivable is secured by a first mortgage on the property and matures on July 31, 2023. As of March 31, 2023, the Company's properties had a weighted average leased rate of 99.4%, weighted average remaining lease term of 9.2 years, and a weighted average rent escalation rate of 2.1%.

Debt and Capital
As of March 31, 2023, the Company had total principal debt outstanding of $575.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to adjusted fair value of real estate plus the total aggregate cost of properties acquired after the net asset value date of June 30, 2022, of approximately 23.2%.
As of March 31, 2023, the Company’s outstanding debt was comprised of approximately 91% fixed rate debt through the use of interest rate swaps and approximately 9% variable rate debt with a weighted average interest rate on total debt of 3.4%.
As of March 31, 2023, the Company had liquidity of approximately $522.2 million, consisting of $22.2 million in cash and cash equivalents and $500.0 million in borrowing base availability under its credit facility.
The Company declared distributions per share of common stock in the amount of $0.10 for the quarter ended March 31, 2023. The Company's dividend payout to AFFO ratio was 65.5% for the quarter ended March 31, 2023.
Governance
During the three months ended March 31, 2023, Ms. Z. Jamie Behar was appointed Chair of the Audit Committee. Ms. Behar succeeds Mr. Jonathan Kuchin who remains a member of the committee and Chair of the Board.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-listed real estate investment trust headquartered in Tampa, Florida, that invests in high-quality properties leased to long-term tenants capitalizing on critical and structural economic growth drivers. The Company is primarily focused on investing in healthcare assets across the continuum of care, with an emphasis on lower cost patient settings, which generate predictable, durable and growing income streams. As of March 31, 2023, the Company owned 131 real estate properties and two undeveloped land parcels located in 58 markets across the United States.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on May 4, 2023.
Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.
These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.

Forward-Looking Statements
Certain statements contained herein, including those regarding the Company's desire to pursue a public listing on a national exchange and to maximize value for our shareholders, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include the risk that the expected benefits for the Company’s pure-play healthcare REIT strategy are not achieved, and other factors, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2022 Annual Report on Form 10-K with the SEC a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited) March 31, 2023	December 31, 2022
ASSETS
Real estate:
Land	$162,477	$163,419
Buildings and improvements, less accumulated depreciation of $222,147 and $209,118, respectively	1,693,079	1,716,663
Total real estate, net	1,855,556	1,880,082
Cash and cash equivalents	22,230	12,917
Intangible assets, less accumulated amortization of $95,945 and $90,239, respectively	161,300	167,483
Goodwill	21,366	21,710
Right-of-use assets	37,179	37,443
Other assets	99,715	100,167
Total assets	$2,197,346	$2,219,802
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $2,266 and $2,412, respectively	572,734	580,588
Accounts payable and other liabilities	29,204	30,619
Intangible liabilities, less accumulated amortization of $6,297 and $5,923, respectively	11,572	11,946
Lease liabilities	41,425	41,554
Total liabilities	654,935	664,707
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 242,275,574 and 241,425,332 shares issued, respectively; 226,680,140 and 226,255,969 shares outstanding, respectively	2,267	2,263
Additional paid-in capital	2,028,079	2,024,176
Distributions in excess of accumulated earnings	(507,661)	(499,334)
Accumulated other comprehensive income	19,726	27,990
Total stockholders’ equity	1,542,411	1,555,095
Total liabilities and stockholders’ equity	$2,197,346	$2,219,802

Condensed Consolidated Quarterly (Unaudited) Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Rental revenue	$49,644	$44,282
Expenses:
Rental expenses	4,850	4,319
General and administrative expenses	6,103	5,562
Depreciation and amortization	18,552	17,988
Impairment losses	344	7,387
Total expenses	29,849	35,256
Gain on real estate disposition	21	460
Interest and other expenses, net	5,616	8,115
Net income attributable to common stockholders	$14,200	$1,371
Other comprehensive (loss) income - unrealized (loss) gain on interest rate swaps, net	(8,264)	12,855
Comprehensive income attributable to common stockholders	$5,936	$14,226
Weighted average number of common shares outstanding:
Basic	226,561,734	224,499,307
Diluted	228,404,279	225,865,366
Net income per common share attributable to common stockholders:
Basic	$0.06	$0.01
Diluted	$0.06	$0.01
Distributions declared per common share	$0.10	$0.10

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net Income to Funds From Operations (FFO) (amounts in thousands)

	Three Months Ended March 31,
	2023	2022
Net income attributable to common stockholders	$14,200	$1,371
Adjustments:
Depreciation and amortization	18,531	17,966
Gain on real estate disposition	(21)	(460)
Impairment losses	344	7,387
FFO	$33,054	$26,264
Adjustments:
Severance arrangements	32	65
Write-off of straight-line rent receivables related to prior periods	139	—
Amortization of above (below) market lease intangibles, including ground leases	285	244
Loss on extinguishment of debt	—	3,367
Core FFO	$33,510	$29,940
Adjustments:
Deferred rent	519	199
Straight-line rent adjustments	(1,437)	(2,551)
Amortization of deferred financing costs	413	490
Stock-based compensation	1,242	896
AFFO	$34,247	$28,974
Funds From Operations (FFO)
FFO is calculated consistent with NAREIT's definition, as net income (calculated in accordance with GAAP), excluding gains (or losses) from sales of real estate assets and impairments of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of items that are not expected to impact its operating performance on an ongoing basis or effect comparability to prior periods. These include severance arrangements, write-off of straight-line rent receivables related to prior periods, amortization of above- and below-market leases (including ground leases) and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.

AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.
Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended March 31,
	2023	2022
Rental revenue	$49,644	$44,282
Rental expenses	(4,850)	(4,319)
Net operating income	44,794	39,963
Adjustments:
Straight-line rent adjustments, net of write-offs	(1,298)	(2,551)
Amortization of above (below) market lease intangibles, including ground leases	285	244
Intercompany property management fee	1,336	1,294
Deferred rent	519	199
Cash NOI	45,636	39,149
Non-same store cash NOI	(7,312)	(818)
Same store cash NOI	38,324	38,331
General and administrative expenses	(6,103)	(5,562)
Depreciation and amortization	(18,552)	(17,988)
Impairment losses	(344)	(7,387)
Gain on real estate disposition	21	460
Interest and other expenses, net	(5,616)	(8,115)
Straight-line rent adjustments, net of write-offs	1,298	2,551
Amortization of above (below) market lease intangibles, including ground leases	(285)	(244)
Intercompany property management fee	(1,336)	(1,294)
Deferred rent	(519)	(199)
Non-same store cash NOI	7,312	818
Net income attributable to common stockholders	$14,200	$1,371
NOI
The Company defines net operating income, or NOI, as rental revenue, less rental expenses, on an accrual basis.

Same Store Properties
In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 122 same store properties for the quarters ended March 31, 2023 and 2022.
Cash NOI
The Company defines Cash NOI as NOI for its properties, excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of lease related intangibles and ground leases, and intercompany property management fees, then including deferred rent received in cash.